POWER OF ATTORNEY

     The undersigned, as a Section 16 reporting person of SRB
Associates VIII L.P., hereby authorizes and designates in writing John V. Jaggers as the undersigned's true and lawful attorney-in-fact to:

     1. Prepare, execute and file on behalf of such individual or jointly together with SRB Associates VIII L.P., Sevin Rosen Fund VIII L.P. and Sevin Rosen VIII Affiliates Fund L.P. all reports, notices, communications and other documents that may be required to be filed with the United States Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, (the "Act"), as amended.

     2. Prepare execute and file, including but not limited to, Schedule 13D, Schedule 13G, Form 13F, Form 3, Form
4 and Form 5, that may be required to be filed with the SEC pursuant to the Act, as amended, regarding the ownership, acquisition or disposition of securities.

     3. To execute and file the reports and perform any and all other acts, which may be necessary or incidental to the performance of the foregoing powers herein granted.

     The authority under this document with respect to the individual shall continue until reports are no longer required to be filed with respect to the individual, unless earlier revoked in writing. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Act, as amended.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of July, 2012.

By:  /s/ Nicholas G. Sturiale

Name: Nicholas G. Sturiale